Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 21, 2010, Pegasystems Inc. (“Pegasystems” or “the Company”) acquired Chordiant Software, Inc. (“Chordiant”), a leading provider of customer relationship management software and services. The aggregate purchase consideration was $160 million, which consisted of $156.8 million in cash and stock options with a fair value of $3.2 million.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2010 was prepared as if the acquisition had occurred on that date and combines the Company’s historical unaudited condensed consolidated balance sheet with the historical unaudited condensed consolidated balance sheet of Chordiant as of March 31, 2010. The following unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2009 and for the three months ended March 31, 2010 were prepared as if the acquisition had occurred on January 1, 2009 and combine the Company’s historical condensed consolidated statements of operations with Chordiant’s historical unaudited condensed consolidated statements of operations for the twelve months ended December 31, 2009 and for the three months ended March 31, 2010, respectively. Chordiant’s historical statement of operations for the twelve months ended December 31, 2009 has been derived from its audited financial statements for the year ended September 30, 2009 and its unaudited statement of operations for the three months ended December 31, 2009.

The unaudited pro forma combined financial information of the Company and Chordiant is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from this completed acquisition are derived from the purchase consideration and preliminary purchase price allocation and do not necessarily represent the final purchase price allocation. The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2009. The pro forma adjustments included herein reflect only those adjustments that are directly attributable to the Chordiant acquisition and factually determinable, and with respect to the following unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company. The unaudited pro forma condensed combined financial statements do not reflect any adjustments for anticipated synergies resulting from the acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2010

(in thousands)

	Historical Pegasystems	Historical Chordiant	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$201,065	$49,900	$(156,834)	(1)	$94,131
Marketable securities	1,000	—	—		1,000

Total cash, cash equivalents, and marketable securities	202,065	49,900	(156,834)		95,131
Trade accounts receivable, net	42,333	15,618	—		57,951
Short-term license installments	2,727	—	—		2,727
Deferred income taxes	2,481	1,221	1,307	(2)	5,009
Income taxes receivable and other current assets	9,792	1,913	(755)	(3)	10,950

Total current assets	259,398	68,652	(156,282)		171,768
Long-term license installments, net	2,685	—	—		2,685
Property and equipment, net	10,013	1,388	(602)	(4)	10,799
Long-term deferred income taxes and other assets	8,667	4,909	(10,905)	(2), (3)	2,671
Intangible assets, net	301	—	128,210	(5)	128,511
Goodwill	2,391	22,608	(3,390)	(6)	21,609

Total assets	$283,455	$97,557	$(42,969)		$338,043

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,815	5,064	$—		$7,879
Accrued expenses	11,452	4,354	386	(7)	16,192
Accrued compensation and related expenses	12,253	3,766	—		16,019
Deferred revenue	42,129	28,184	(13,511)	(8)	56,802

Total current liabilities	68,649	41,368	(13,125)		96,892
Income taxes payable	4,930	525	—		5,455
Deferred tax liability, long-term	—	—	17,180	(2)	17,180
Other long-term liabilities	1,776	523	1,180	(7)	3,479
Deferred revenue, long-term	—	7,652	(3,875)	(8)	3,777

Total liabilities	75,355	50,068	1,360		126,783
Stockholders’ equity:
Common stock	370	30	(30)	(9)	370
Additional paid-in-capital	122,399	287,580	(284,420)	(9), (1)	125,559
Retained earnings (deficit)	84,516	(242,173)	242,173	(9)	84,516
Accumulated other comprehensive income	815	2,052	(2,052)	(9)	815

Total stockholders’ equity	208,100	47,489	(44,329)		211,260

Total liabilities and stockholders’ equity	$283,455	$97,557	$(42,969)		$338,043

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(in thousands except per share amounts)

	Historical Pegasystems	Historical Chordiant	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Software licenses	$115,934	$21,953	$(6,285)	(10)	$131,602
Maintenance	50,099	36,231	(9,661)	(10)	76,669
Professional services	97,980	18,126	(899)	(10)	115,207

Total revenue	264,013	76,310	(16,845)		323,478

Cost of revenue:
Cost of software license	121	436	(310)	(10)	247
Cost of maintenance	6,203	5,064	(30)	(13)	11,237
Cost of professional services	84,613	16,044	(223)	(10)	100,434
Amortization of intangibles	—	1,211	6,882	(11)	8,093

Total cost of revenue	90,937	22,755	6,319		120,011

Gross profit	173,076	53,555	(23,164)		203,467

Operating expenses:
Selling and marketing	74,378	25,664	7,574	(11)	107,616
Research and development	38,862	19,092	(230)	(13)	57,724
General and administrative	18,017	13,397	(333)	(11),(12), (13)	31,081
Restructuring costs	—	144	—		144

Total operating expenses	131,257	58,297	7,011		196,565

Income (loss) from operations	41,819	(4,742)	(30,175)		6,902
Foreign currency transaction gain (loss)	2,083	(814)	—		1,269
Interest income, net	3,144	258	(1,817)	(14)	1,585
Installment receivable interest income	347	—	—		347
Other income, net	22	48	—		70

Income (loss) before provision for income taxes	47,415	(5,250)	(31,992)		10,173
Provision (benefit) for income taxes	15,203	3,817	(11,431)	(15)	7,589

Net income (loss)	$32,212	$(9,067)	$(20,561)		$2,584

Earnings per share
Basic	$0.89				$0.07

Diluted	$0.85				$0.07

Weighted-average number of common shares outstanding
Basic	36,208				36,208
Diluted	38,113				38,113
Cash dividends declared per share	$0.12				$0.12

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2010

(in thousands except per share amounts)

	Historical Pegasystems	Historical Chordiant	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Software licenses	$30,343	$2,810	$(681)	(10)	$32,472
Maintenance	15,086	8,880	(791)	(10)	23,175
Professional services	29,655	5,471	(133)	(10)	34,993

Total revenue	75,084	17,161	(1,605)		90,640

Cost of revenue:
Cost of software license	31	122	(90)	(10)	63
Cost of maintenance	1,937	1,255	—		3,192
Cost of professional services	24,468	4,517	(66)	(10)	28,919
Amortization of intangibles	—	—	2,023	(11)	2,023

Total cost of revenue	26,436	5,894	1,867		34,197

Gross profit	48,648	11,267	(3,472)		56,443

Operating expenses:
Selling and marketing	21,893	5,457	1,894	(11)	29,244
Research and development	11,626	4,858	(7)	(13)	16,477
General and administrative	5,059	4,971	(152)	(11), (12), (13)	9,878
Acquisition-related costs	1,508	—	—		1,508
Restructuring costs	—	200	—		200

Total operating expenses	40,086	15,486	1,735		57,307

Income (loss) from operations	8,562	(4,219)	(5,207)		(864)
Foreign currency transaction loss	(3,074)	(145)	—		(3,219)
Interest income, net	513	25	(271)	(14)	267
Installment receivable interest income	52	—	—		52
Other income, net	241	16	—		257

Income (loss) before provision for income taxes	6,294	(4,323)	(5,478)		(3,507)
Provision (benefit) for income taxes	2,443	264	(2,029)	(15)	678

Net income (loss)	$3,851	$(4,587)	$(3,449)		$(4,185)

Earnings (loss) per share
Basic	$0.10				$(0.11)

Diluted	$0.10				$(0.11)

Weighted-average number of common shares outstanding
Basic	36,873				36,873
Diluted	38,702		(1,829)	(16)	36,873
Cash dividends declared per share	$0.03				$0.03

See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A.	Basis of Pro Forma Presentation

The pro forma data included herein is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2009. The pro forma adjustments included herein reflect only those adjustments that are directly attributable to the Chordiant acquisition and factually determinable, and with respect to the following unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company. The preliminary allocations of the purchase price consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.

B.	Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation for the acquisition of Chordiant is as follows (in thousands):

Total purchase consideration:
Cash	$156,834
Stock options	3,160

Total purchase consideration	$159,994

Allocation of the purchase consideration:
Cash	$49,900
Other current assets	19,304
Other assets	2,165
Identifiable intangible assets	128,210
Goodwill	19,218

Total assets acquired	218,797
Current liabilities	28,243
Deferred tax liability, long-term	24,555
Other long-term liabilities	6,005

Net assets acquired	$159,994

The valuation of the acquired assets and assumed liabilities has not been finalized by the Company and these values are subject to change in the final purchase price allocation.

C.	Pro Forma Adjustments (Dollars in thousands):

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of March 31, 2010:

1)	Adjustment to record cash consideration paid and stock options granted in connection with the acquisition.

2)	Adjustment to record the estimated net deferred tax liability associated with acquired assets and assumed liabilities.

3)	Adjustment to eliminate historical deferred costs and deferred commissions of Chordiant as of March 31, 2010 to their estimated fair value.

4)	Adjustment to reduce the historical property and equipment of Chordiant as of March 31, 2010 to its estimated fair value.

5)	Adjustment to record fair value of intangible assets acquired as follows:

	Preliminary Fair Value	Preliminary Estimated Useful Life (in Years)
Customer relationships	$75,743	10
Technology	52,101	7
Tradename	366	1

	$128,210

6)	Adjustment to record goodwill of $19,218 as a result of purchase consideration in excess of the fair value of assets acquired and liabilities assumed and to eliminate the historical goodwill of Chordiant.

7)	Adjustment to eliminate historical deferred rent obligations of Chordiant and record the fair value of above market lease obligations as of March 31, 2010.

8)	Adjustment to reduce the historical deferred revenue of Chordiant as of March 31, 2010 to the estimated fair value of the obligation.

9)	Adjustment to eliminate the historical stockholders’ equity of Chordiant.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2009 and for the three months ended March 31, 2010:

10)	Adjustment to reduce historical Chordiant revenue for fair value adjustments related to acquired deferred revenue and deferred costs.

11)	Adjustment to eliminate historical amortization of Chordiant intangible assets, net of adjustment to record amortization expense for the $128,210 of acquired identifiable intangibles assets on a straight-line basis. For purposes of the pro forma adjustments presented, the Company has used an estimated weighted-average useful life of the acquired identifiable intangible assets of 8.8 years, and has assumed straight-line amortization will be used. The valuation and estimated useful life for the acquired intangibles are not finalized and may change in the final purchase price allocation.

12)	Adjustment to reduce rent expense by $466 and $117 for the twelve months ended December 31, 2009 and three months ended March 31, 2010, respectively, for above market operating lease obligations.

13)	Adjustment to reduce depreciation expense for fair value adjustments made to acquired property and equipment, including a reduction to general and administrative expenses of $232 and $35 for the twelve months ended December 31, 2009 and three months ended March 31, 2010, respectively.

14)	Adjustment to reduce interest income by applying the Company’s 1.70% and 0.25% historical rate of return for the twelve months ended December 31, 2009 and three months ended March 31, 2010, respectively, to the assumed net decrease in cash used to pay for the acquisition.

15)	Adjustment to record the income tax effect on the pro forma adjustments at the historical Chordiant statutory rate. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and Chordiant filed consolidated income tax returns during the periods presented.

16)	Adjustment to eliminate historical dilutive weighted-average common shares of Pegasystems as their inclusion would be anti-dilutive as a result of the pro forma combined net loss for the three months ended March 31, 2010. The weighted-average dilutive impact of the total 241,000 stock options granted in connection with the acquisition is not material to any period presented.